                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                                       Press Contact:           Jennifer Keavney
                                                              Network Associates
                                                                  (408) 346-3278

                                       Investor Contact:            Kelly Blough
                                                              Network Associates
                                                                  (408) 346-3481


    NETWORK ASSOCIATES REPORTS FOURTH QUARTER REVENUE OF $256
             MILLION; ANNUAL REVENUE OF $942 MILLION

           POSTS FOURTH CONSECUTIVE PROFITABLE QUARTER

SANTA CLARA, Calif., Jan. 23, 2003 -- Network Associates, Inc. (NYSE: NET) today announced that for the fourth quarter ended December 31, 2002, net revenue was $256.0 million. Network Associates' fourth quarter net earnings were $44.2 million, or $0.26 per share -- fully diluted. Fourth quarter pro forma net earnings were $0.29 per share -- fully diluted. For the full year 2002, Network Associates' net revenue was $941.9 million. Net earnings for the year were $90.2 million, or $0.57 per share -- fully diluted.

      For the full year 2002, Network Associates' net revenue was $941.9 million. Net earnings for the year were $90.2 million, or $0.57 per share -- fully diluted. Full year 2002 pro forma net earnings were $135.6 million, or $0.76 per share -- fully diluted. Included in the year 2002 results were $16 million in acquisition related expenses and $23.8 million in stock based compensation charges.

      In the fourth quarter, the company generated $49 million in cash from operations, and completed the acquisitions of Deersoft, Inc. and Bysupport S.A., ending the quarter with cash and marketable securities totaling $1.04 billion.

      "Network Associates continues to deliver impressive operating results," said George Samenuk, chairman and CEO of Network Associates. "We have made tough decisions and taken the steps necessary to significantly improve the profitability of the company and to continue to bring value to our shareholders."

OPERATING HIGHLIGHTS

REGARDING THE COMPANY:

Network Associates expanded on its commitment to network protection and the elimination of spam from the corporate network with the acquisition of Deersoft, Inc. The acquisition is the first in a series of investments the company is making in spam and content filtering technologies. The technology will be delivered as a desktop solution for enterprises and will be integrated into the McAfee GroupShield and WebShield appliances to provide protection for email servers and Internet gateways. ePolicy Orchestrator, McAfee's enterprise policy manager, will also be updated to manage the desktop solution, SpamKiller Enterprise.

The company continued its stream of innovation with a new patent that facilitates cross-browser functionality. The technology eliminates browser restrictions and benefits end-users by allowing them to run online applications, including McAfee Security's online services, on the browser of their choice.

Also in the fourth quarter, the company again expanded its global focus with the acquisition of Bysupport S.A., one of the largest security solutions resellers in Latin America, to expand the company's presence into Chile, Costa Rica, El Salvador, Guatemala and Panama. In addition, Kevin Weiss joined as president of Europe, Middle East and Africa region.

Additional extension of the Network Associates management team included Ray Smets, who joined the company as president of the Sniffer Technologies business unit.

REGARDING PRODUCTS AND SERVICES:

MCAFEE SECURITY

McAfee Security received several industry awards and accolades throughout the fourth quarter. McAfee Desktop Firewall 7.5, managed by ePolicy Orchestrator, received certification from ICSA Labs, making it the first desktop firewall solution to receive certification for both centrally managed and self managed modes. Additionally, ICSA Labs awarded McAfee WebShield e500 certification for proving to be an effective defense in stopping dangerous Internet threats at the corporate gateway. McAfee Security's Active Virus Defense Small Business Edition was awarded the "Best Buy" from SC Magazine, marking the fourth consecutive year that McAfee Security technology has outperformed the competition to receive this award from the publication.

Further demonstrating its commitment to protect all customers from Internet viruses, worms and other malicious code, McAfee Security announced that its online managed services have detected and cleaned more than 60 million infected files, further protecting its subscribers worldwide through easy, online updates and 24/7 monitoring and reporting. In the same quarter, McAfee Security announced that it now protects more than 100 million email boxes through third-party mail delivery in conjunction with major providers such as GFI, Kerio, MessageLabs, Postini and Sendmail. In October, McAfee Security launched an initiative to address the growing concern that spam causes both enterprises and consumers. The initiative adopted a three-pronged approach through education, awareness and technology, and recommended the use of a filtering program for all Internet users such as the WebShield and SpamKiller technologies.

McAfee Security also announced GroupShield 5.2 for Lotus Domino. With the combined functionality of Outbreak Manager and McAfee ePolicy Orchestrator technology, the GroupShield solution for Lotus Domino offers enhanced real-time, on-demand scanning for viruses and malicious code. With continued advances in functionality, reliability, and performance, the solution offers customers a truly proactive defense against viruses and malicious code.

McAfee Security had several competitive customer wins worldwide in the fourth quarter, including USDA Common Computing Environment (CCE), Lockheed Martin, Human Resources Development in Canada (HRDC), and Queensland Health in Australia. Also in the fourth quarter, McAfee Security announced a contract with the United States General Services Administration (GSA) to deploy its Active Virus Defense suite to the federal organization's 14,000 employees. GSA employees will be protected at all four tiers of the network with McAfee Security's VirusScan, NetShield, GroupShield and WebShield, which is all managed by ePolicy Orchestrator.

MCAFEE CONSUMER

The McAfee Consumer group continued to aggressively target the consumer and small and home office market in the fourth quarter. McAfee's online subscriber base continues to grow, bringing in over 133,000 new subscribers, and reaching over 2.3 million active, paid subscriptions. With tighter integration between the online services and the retail division, the Consumer group introduced new products that reflect the company's focus on privacy and security. In its continued efforts to expand the success of its online services to the retail market, McAfee introduced for the first time to consumers a boxed offering of its leading SpamKiller product. McAfee also released a stand-alone version of McAfee Parental Controls that gives families streamlined management for protecting and monitoring children online.

Also this quarter, McAfee bolstered its roster of partners in two critical areas: the service provider and the hardware manufacturer markets. McAfee teamed up with America Online, Inc., the world's leading interactive services company, to offer online anti-virus services to AOL members and users of AOL web properties. These new services will be powered by McAfee's world-class anti-virus technology and research and were designed to extend computer security to the growing number of consumers who rely on service providers for protection against emerging threats. Additionally, Dell began offering McAfee's anti-virus online services to their consumer and small business customers. The Dell Security Center is aimed at customers using broadband wireless connections and will help safeguard the growing number of users left vulnerable to attack through unprotected network connections.

In addition, McAfee continues to gain worldwide recognition for its leading anti-virus and firewall offerings. McAfee VirusScan Home Edition 7.0 and VirusScan Professional 7.0 earned CNET's "Best AV Product of 2002" award, beating out leading competitors' newest offerings. Citing the importance of effective solutions for fighting the rise in spam, Smart Computing magazine awarded McAfee SpamKiller with its "SmartChoice" award. Overseas, McAfee's consumer offerings performed equally well, with VirusScan Home Edition earning "Editor's Choice" awards from PC Open and MicroMart, while McAfee Firewall garnered higher marks than other leading vendors in a competitive review in Internet Advisor, underscoring the important upward trend in broadband connections.

SNIFFER TECHNOLOGIES

In the fourth quarter, Sniffer Technologies extended itself beyond standard network management by introducing the industry's first integrated solution for centralized management, visualization and assurance of network performance and security across the enterprise -- Network Performance Orchestrator (nPO). Offering customers unmatched versatility and depth, the nPO solution enables customers to be effective in optimizing their network and application performance; detecting abnormal system activity and security flaws; tracking and reducing operational and capital expenses; and minimizing the risk for human error on their network.

Already, nPO has shipped to customers worldwide from major regions including Brazil, Canada, France, Japan, Sweden, the United Kingdom and the United States. Customers include: Staples, Inc.; BNP Paribas, an international financial services group with one of the largest banking networks, present in 86 countries; Churchill Insurance Group, a leading international insurance brokerage firm, in the United Kingdom; Dechert LLP, an international law firm that provides a full range of legal services to diverse clients ranging from small technology companies to the world's largest conglomerates; The Hartford, one of the largest insurance and financial services companies in the United States; and the State of Indiana's Information Technologies Division.

Sniffer Technologies continued to demonstrate its leadership in the wireless LAN space with its capability to secure high-speed wireless networks through its Sniffer Wireless solution. With new support for 802.11a-based wireless local area networks, Sniffer

Wireless enables customers worldwide to efficiently secure, optimize and manage the performance and availability of their high-speed wireless infrastructures, around the clock.

Additionally, Sniffer Technologies expanded its relationship with EDS, who made additional investments in its PrimeSupport services and Sniffer Distributed instrumentation.

MAGIC SOLUTIONS

Magic Solutions continued to demonstrate profitability and growth in the fourth quarter through several key customer wins including America West Airlines, RCI, Sentry Insurance and Yellow Book USA.

Additionally in the fourth quarter, Magic Solutions unveiled a significant deployment at BIC Corporation, who is using Magic Service Desk to manage its service desk operations across its global organization. BIC Group selected Magic Service Desk because of its browser-based accessibility, cost-efficiency and ability to integrate seamlessly into BIC's existing network.

Magic Solutions also introduced a new change management tool to help customers reduce service desk downtime. The new option, called 'Magic Test To Production'
(MTTP), enables IT administrators to make changes and customizations to their service desk, while maintaining optimal productivity and system availability and reducing overall change implementation time.

EXPERT SERVICES

Network Associates introduced a new strategic organization in the fourth quarter developed to offer customers comprehensive network and security consulting and educational services -- Network Associates Expert Services. The new organization offers services and courses that provide customers with the ability to strategically incorporate

Network Associates' best practices, award-winning products and deep expertise into their existing security and network management programs.

PRIMESUPPORT

Underlining its maniacal focus on customers around the globe, Network Associates was rated "Best-in-Class" for its high-quality Enterprise PrimeSupport Services worldwide. According to an independent survey, performed by Satmetrix, of approximately 22,000 customer respondents worldwide, Network Associates was ranked one of the top five companies with first-class enterprise support services.

FINANCIAL OUTLOOK

Network Associates expects first quarter 2003 net revenue to be between $225 million and $230 million. On a pro forma basis, the company expects first quarter 2003 net earnings to be between $0.09 and $0.11 per share. For the full calendar year 2003, the company expects net revenue to be between $1.0 billion and $1.03 billion, and pro forma net earnings to be between $0.70 and $0.75 per share.

      Pro forma net earnings excludes interest expense on the company's convertible debt, amortization expense, compensation charges relating to employee stock options, and certain one-time charges.

      The company will host a conference call today at 8:30 a.m. Eastern, 5:30 a.m. Pacific to discuss quarterly results. Participants should call 877-709-5339 (U.S.), 630-395-0025 (international), pass code: NET.

      Attendees should dial in at least 15 minutes prior to the conference call. A replay of the call will be available until February 23, 2002 by calling 888-562-7630 (U.S.), 402-220-6507 (international).

ABOUT NETWORK ASSOCIATES

With headquarters in Santa Clara, Calif., Network Associates, Inc. is a leading supplier of network security and availability solutions. Network Associates is comprised of three product groups: McAfee Security, delivering world-class anti-virus and security products; Sniffer Technologies, a leader in network availability and system security; and Magic

Solutions, a leader in innovative service management solutions. For more information, Network Associates can be reached at 972-308-9960 or on the Internet at http://www.networkassociates.com or http://www.mcafee.com .

                               ###

NOTE: Network Associates, McAfee, Sniffer, Magic Solutions, McAfee ThreatScan, McAfee ePolicy Orchestrator, McAfee WebShield e250, McAfee Active Virus Defense, Active VirusScan, VirusScan ASaP, GroupShield, McAfee Desktop Firewall, McAfee Total Virus Defense, Sniffer Enterprise Management Architecture, Sniffer Portable Wireless, Sniffer Mobile, and Sniffer Investigator are registered trademarks of Network Associates, Inc. and/or its affiliates in the United States and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

The foregoing contains forward-looking statements. Forward-looking statements include those regarding Network Associates' expected operating results for the first quarter and full year 2003; the delivery of value to stockholders; the company's continued design, development and delivery of existing products and next generation products; the company's expansion into new markets and growth in existing markets; and the company's integration of acquired technologies into existing products. Actual results may vary, perhaps materially, from those contained in the forward-looking statements and the expected results may not occur. The company may not grow from its current position, may not capitalize on growth opportunities in new or existing markets or may not satisfactorily anticipate or meet its customer's needs or expectations. Among other factors, actual results are also subject to customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally; successful sales force coordination and execution; attracting and retaining qualified sales force and other personnel; and successful development, introduction and adoption by customers of new products and enhancements that meet customer demand.

Reconciliation of the presentation of pro forma results to Generally Accepted Accounting Principles (GAAP) are provided in the following tables. More information on risks and uncertainties related to the company and its business may be found in the company's quarterly and annual reports filed with the United States Securities and Exchange Commission.

                            NETWORK ASSOCIATES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                       Three Months Ended      Twelve Months Ended
                                                                                           December 31,            December 31,
                                                                                      ---------------------   ----------------------
                                                                                        2002        2001        2002        2001
                                                                                      ---------   ---------   ---------   ---------
Net revenue                                                                           $ 255,996   $ 258,130   $ 941,857   $ 812,484

Cost of net revenue                                                                      38,290      39,902     157,424     159,588

                                                                                      ---------   ---------   ---------   ---------
            Gross profit                                                                217,706     218,228     784,433     652,896

Operating costs and expenses:

            Research and development (1)                                                 42,920      37,960     148,801     146,701

            Marketing and sales (2)                                                      89,828     116,592     397,747     419,957

            General and administrative (3)                                               38,122      29,041     120,540     100,273

            Amortization of intangibles                                                   5,437      16,114      13,895      64,110

            Acquisition related costs not subject to capitalization                          --          --      16,026          --

            Restructuring charge (4)                                                         --       3,821       1,116       3,821

                                                                                      ---------   ---------   ---------   ---------
            Total operating costs and expenses                                          176,307     203,528     698,125     734,862

                                                                                      ---------   ---------   ---------   ---------
            Income (loss) from operations                                                41,399      14,700      86,308     (81,966)

Interest and other income                                                                 7,013       8,103      29,877      35,911
Interest expense on convertible debt                                                     (2,506)     (8,112)    (25,085)    (24,697)
Gain on sale of assets                                                                       --          --       9,862          --
Write-down of strategic and other investments                                                --      (1,493)       (198)    (20,631)

                                                                                      ---------   ---------   ---------   ---------

            Income (loss) before provision for income taxes and minority interest        45,906      13,198     100,764     (91,383)

Provision for income taxes                                                                1,704      18,553       9,470      11,409

                                                                                      ---------   ---------   ---------   ---------
            Income (loss) before minority interest                                       44,202      (5,355)     91,294    (102,792)

Minority interest in net loss (income) of consolidated subsidiaries                          --        (158)     (1,075)        411

                                                                                      ---------   ---------   ---------   ---------
            Income (loss) before extraordinary item                                      44,202      (5,513)     90,219    (102,381)
            Extraordinary item - gain on repurchase of debt, net of taxes                    --         654          26       1,731
                                                                                      ---------   ---------   ---------   ---------
            Net income (loss)                                                         $  44,202   ($  4,859)  $  90,245   ($100,650)
                                                                                      =========   =========   =========   =========

Net income (loss) per share - basic                                                   $    0.28   ($   0.03)  $    0.60   ($   0.73)
                                                                                      =========   =========   =========   =========
Net income (loss) per share - diluted (5)                                             $    0.26   ($   0.03)  $    0.57   ($   0.73)
                                                                                      =========   =========   =========   =========

Shares used in per share calculation - basic                                            156,622     139,616     149,441     137,847
                                                                                      =========   =========   =========   =========
Shares used in per share calculation - diluted                                          182,621     139,616     157,157     137,847
                                                                                      =========   =========   =========   =========


(1) Includes stock-based compensation charges of $3,727 and $4,262 for the three months ended December 31, 2002 and 2001, respectively, and $3,963 and $4,604 for the twelve months ended December 31, 2002 and 2001, respectively.

(2) Includes stock-based compensation charges of $2,214 and $9,813 for the three months ended December 31, 2002 and 2001, respectively, and $1,980 and $10,354 for the twelve months ended December 31, 2002 and 2001, respectively.

(3) Includes stock-based compensation charges of $9,266 and $6,435 for the three months ended December 31, 2002 and 2001, respectively, and $17,827 and $9,235 for the twelve months ended December 31, 2002 and 2001, respectively.

(4) Includes stock-based compensation charges of $519 for the three and twelve months ended December 31, 2001.

(5) In computing net income per share on a diluted basis for the the three months ended December 31, 2002, net income has been increased to $47,216 which includes $3,014 for the after-tax amount of interest expense recognized in the period associated with potentially dilutive convertible securities. The shares used in net income per share on a diluted basis include an additional 19,092 million shares that would have been outstanding if the dilutive securities had been converted.

                            NETWORK ASSOCIATES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                                                                    DECEMBER 31,        DECEMBER 31,
                                                                                                       2002                2001
                                                                                                    -----------         -----------
Assets:
       Cash and marketable securities                                                               $ 1,013,709         $   942,950
       Restricted cash                                                                                   21,734                  --
       Accounts receivable, net                                                                         160,179             136,366
       Prepaid expenses and other current assets                                                         51,188              54,959
       Fixed assets, net                                                                                 89,277              68,454
       Deferred taxes                                                                                   295,670             227,268
       Intangibles and other long term assets, net                                                      425,171             203,907
                                                                                                    -----------         -----------
                    Total assets                                                                    $ 2,056,928         $ 1,633,904
                                                                                                    ===========         ===========


Liabilities:
       Accounts payable                                                                             $    29,947         $    26,368
       Accrued liabilities                                                                              315,003             293,583
       Deferred taxes                                                                                    38,371              20,445
       Deferred revenue                                                                                 323,461             274,360
       Convertible debentures                                                                           532,272             578,850
       Other long term liabilities                                                                          449                 393
                                                                                                    -----------         -----------
                    Total liabilities                                                                 1,239,503           1,193,999

Minority Interest                                                                                            --              17,311

Stockholders' Equity:
       Common stock                                                                                       1,594               1,406
       Additional paid-in capital                                                                     1,041,515             742,315
       Deferred compensation                                                                             (5,736)                 --
       Cumulative other comprehensive loss                                                              (19,406)            (30,345)
       Accumulated deficit                                                                             (200,542)           (290,782)
                                                                                                    -----------         -----------
                    Total stockholders' equity                                                          817,425             422,594
                                                                                                    -----------         -----------
                    Total liabilities, minority interest, and stockholders' equity                  $ 2,056,928         $ 1,633,904
                                                                                                    ===========         ===========

                            NETWORK ASSOCIATES, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                    THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                                       December 31,                December 31,
                                                                                  ----------------------      ----------------------
                                                                                    2002          2001          2002          2001
                                                                                  --------      --------      --------      --------
Net revenue                                                                       $255,996      $258,130      $941,857      $812,484

Cost of net revenue                                                                 38,290        39,902       157,424       159,588

                                                                                  --------      --------      --------      --------
    Gross profit                                                                   217,706       218,228       784,433       652,896

Operating costs and expenses:

    Research and development                                                        39,193        33,698       144,838       142,097

    Marketing and sales                                                             87,614       106,779       395,767       409,603

    General and administrative                                                      28,856        22,606       102,713        91,038

    Amortization of intangibles                                                         --            --            --            --

                                                                                  --------      --------      --------      --------
    Total operating costs and expenses                                             155,663       163,083       643,318       642,738

                                                                                  --------      --------      --------      --------
Income from operations                                                              62,043        55,145       141,115        10,158

Interest and other income (expense), net                                             7,013         8,103        29,877        35,911
Interest expense on convertible debt                                                    --            --            --            --

                                                                                  --------      --------      --------      --------
    Income before provision for income taxes and minority interest                  69,056        63,248       170,992        46,069

Provision for income taxes                                                          14,502        18,553        35,405        11,409

                                                                                  --------      --------      --------      --------
    Income before minority interest                                                 54,554        44,695       135,587        34,660

Minority interest in loss (income) of consolidated subsidiaries                         --            --            --           131

                                                                                  --------      --------      --------      --------
    Net income                                                                    $ 54,554      $ 44,695      $135,587      $ 34,791
                                                                                  ========      ========      ========      ========

Net income per share - diluted                                                    $   0.29      $   0.26      $   0.76      $   0.21
                                                                                  ========      ========      ========      ========

Shares used in per share calculation - diluted                                     185,682       173,303       179,310       168,457
                                                                                  ========      ========      ========      ========


Note: The above per share calculations treat all outstanding convertible debt on an as-converted basis, resulting in an increase of 3,061,000 shares and 25,457,000 shares for the three months ended December 31, 2002 and 2001, respectively, and 22,153,000 shares and 25,457,000 shares for the twelve months ended December 31, 2002 and 2001, respectively.

The company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.

                            NETWORK ASSOCIATES, INC.
           RECONCILIATION OF PRO FORMA STATEMENTS OF OPERATIONS TO THE
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                                   DECEMBER 31,                 DECEMBER 31,
                                                                             ------------------------      ------------------------
                                                                               2002           2001           2002           2001
                                                                             ---------      ---------      ---------      ---------
Network Associates, Inc. pro forma net income                                $  54,554      $  44,695      $ 135,587      $  34,791

    Amortization of intangibles                                                 (5,437)       (16,114)       (13,895)       (64,110)

    Stock compensation charge                                                  (15,207)       (20,510)       (23,770)       (24,193)

    Restructuring charge                                                            --         (3,821)        (1,116)        (3,821)

    Interest expense on convertible debt                                        (2,506)        (8,112)       (25,085)       (24,697)

    Acquisition related costs not subject to capitalization                         --             --        (16,026)            --

    Gain on sale (write-down) of strategic and other investments                    --         (1,493)         9,664        (20,631)

    Income tax benefits                                                         12,798             --         25,935             --

    Extraordinary item - gain on repurchase of debt, net of taxes                    0            654             26          1,731

                                                                             ---------      ---------      ---------      ---------
Network Associates, Inc. net income (loss)                                      44,202         (4,701)        91,320       (100,930)

    Minority interest related to McAfee.com                                         --           (158)        (1,075)           280


                                                                             ---------      ---------      ---------      ---------
Network Associates, Inc. consolidated net income (loss)                      $  44,202      ($  4,859)     $  90,245      ($100,650)
                                                                             =========      =========      =========      =========


Net income (loss) per share - diluted                                        $    0.26      ($   0.03)     $    0.57      ($   0.73)
                                                                             =========      =========      =========      =========

Shares used in per share calculation -  diluted                                182,621        139,616        157,157        137,847
                                                                             =========      =========      =========      =========